Exhibit 99.1

April 2, 2013

GUTHY-RENKER SIGNS RENEWAL AGREEMENT WITH EPSILON FOR DATABASE, DATA AND EMAIL MARKETING SERVICES

Guthy-Renker, one of the largest and most respected direct marketing companies in the world – including brands such as Proactiv®, WEN®, X Out™, Meaningful Beauty and Sheer Cover – has signed a multiyear renewal agreement with Epsilon, an Alliance Data (NYSE: ADS) company. Epsilon will continue providing comprehensive database and permission-based email marketing services to help Guthy-Renker target and engage with their domestic and international customer base. In addition, Epsilon will provide demographic and category data to create a more complete profile of the individual customer and prospect to further improve customer acquisition and retention strategies, and marketing ROI. Under the terms of the renewal agreement, Epsilon will continue to host and manage Guthy-Renker’s database of customers and prospects, enabling Guthy-Renker to better segment and target existing customers, uncover cross- and up-sell opportunities, and effectively execute reactivation campaigns targeting former customers. Epsilon will also continue to leverage its deep data resources to help Guthy-Renker acquire new customers and enhance their view of their current base of customers.

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